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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 28, 1996


                         LITHIUM TECHNOLOGY CORPORATION
       (Exact Name of Small Business Issuer as Specified in Its Charter)




               Delaware                                        1-10446                  13-3411148
- - --------------------------------------                      ------------             ----------------
State or Other Jurisdiction of                              Commission               IRS Employer
Incorporation or Organization                               File Number              Identification No.



 5115 Campus Drive, Plymouth Meeting, PA                                                   19462
- - -----------------------------------------                                                ---------
Address of Principal Executive Offices                                                   Zip Code



      Registrant's telephone number, including area code:  (610) 940-6090
                                                           --------------



        ---------------------------------------------------------------
          Former name or former address, if changed since last report
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Item 5.  Other Events.

         Public Announcement of Settlement of Lawsuit. Lithium Technology Corporation (the "Company") announced the settlement of the lawsuit between the Company and Matthew Stuart & Co., Inc. and Robert Pfeffer. Details are more fully described in the attached press release.





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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                             LITHIUM TECHNOLOGY CORPORATION



                             By:     /s/ SUSAN M. GUSTAFSON
                                     -------------------------------
                                     Susan M. Gustafson
                                     Vice President and Corporate Secretary




Date:    June 28, 1996





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                                                                    NEWS RELEASE





FOR IMMEDIATE RELEASE


                         LITHIUM TECHNOLOGY CORPORATION
                        ANNOUNCES SETTLEMENT OF LAWSUIT


PLYMOUTH MEETING, PENNSYLVANIA, JUNE 28, 1996 -- Lithium Technology Corporation (OTC Bulletin Board: LITH) today announced the settlement of the lawsuit between the Company and Matthew Stuart & Co., Inc. and Robert Pfeffer. The litigation had been pending since February 1996 in the United States District Court in Manhattan.

Matthew Stuart & Co., Inc. was seeking warrants to acquire 4.5% of the Company's outstanding common stock on a fully diluted basis, and under the Settlement Agreement was granted warrants to acquire 3.8% of the Company's outstanding common stock. According to the terms of the Agreement, details of the settlement are to remain confidential between the parties.

Thomas R. Thomsen, Chairman and Chief Executive Officer of the Company, commented, "We are pleased to have resolved this dispute with Matthew Stuart and Robert Pfeffer so that we can focus all of our energy and resources on further technology and product development and on raising new capital for the Company's continuing growth."

Lithium Technology Corporation is developing a new generation of solid state rechargeable batteries for portable electronics devices. The Company's patented and proprietary technology uses high-performance fibers in composite battery structures and web handling methods for manufacturing.

CONTACT:          Shareholder Relations
                  Lithium Technology Corporation
                  (610) 940-6090 Ext. 109